Exhibit 16.1

August 16, 2024

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Star Alliance International Corp. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8- K of Star Alliance International Corp. dated August 16, 2024. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GreenGrowth CPAs

Los Angeles, California